RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)

                                                                                        Adjusted
                                                           Two Months    Ten Months     Combined
                                             Year Ended      Ended         Ended       Year Ended
                                            December 31,  February 28,  December 31,  December 31,
                                            ------------  ------------  ------------  ------------
                                               1993           1994          1994          1994
                                            ------------  ------------  ------------  ------------
Consolidated Statements of Income Data

  Income (loss) before income taxes,
    cumulative effect and extraordinary
    charge                                  $    (23,486) $     (6,013) $      7,216  $      1,203

  Add:
  Portion of rents representative of the
    interest factor                                3,667           633         4,418         5,051
  Interest on indebtedness                        14,175         2,328        14,817        17,145
  Amortization of deferred financing costs           -             -           2,837         2,837
                                            ------------  ------------  ------------  ------------
  Income as adjusted                        $     (5,644) $     (3,052) $     29,288  $     26,236
                                            ============  ============  ============  ============

  Fixed charges:
  Portion of rents representative of the
    interest factor                         $      3,667  $        633  $      4,418  $      5,051
  Interest on indebtedness                        14,175         2,328        14,817        17,145
  Amortization of deferred financing costs           -             -           2,837         2,837
                                            ------------  ------------  ------------  ------------

  Fixed charges                             $     17,842  $       2,961 $     22,072  $     25,033
                                            ============  ============= ============  ============

  Ratio of earnings to fixed charges                 -             -             1.3           -
                                            ============  ============= ============  ============

                                                        Year Ended                Three Months Ended
                                                       December 31,                    March 31,
                                            ---------------------------------   ----------------------
                                              1995        1996        1997        1997        1998
                                            ---------   ---------   ---------   ---------   ---------
Consolidated Statements of Income Data

  Income (loss) before income taxes,
    cumulative effect and extraordinary
    charge                                  $  39,920   $  50,826   $  59,947   $  10,092   $  13,972

  Add:
  Portion of rents representative of the
    interest factor                             5,442       7,344       8,790       1,238       1,512
  Interest on indebtedness                     15,020      17,067      19,721       4,685       6,082
  Amortization of deferred financing costs        793         315         388         113         120
                                            ---------   ---------   ---------   ---------   ---------
  Income as adjusted                        $  61,175   $  75,552   $  88,846   $  16,128   $  21,686
                                            =========   =========   =========   =========   =========

  Fixed charges:
  Portion of rents representative of the
    interest factor                         $   5,442   $   7,344   $   8,790   $   1,238   $   1,512
  Interest on indebtedness                     15,020      17,067      19,721       4,685       6,082
  Amortization of deferred financing costs        793         315         388         113         120
                                            ---------   ---------   ---------   ---------   ---------

  Fixed charges                             $  21,255   $  24,726   $  26,899   $   6,036   $   7,714
                                            =========   =========   =========   =========   =========

  Ratio of earnings to fixed charges              2.9         3.1         3.1         2.7         2.8
                                            =========   =========   =========   =========   =========